Exhibit 99.1

Veritone Reports Third Quarter 2023 Results

- Q3 Total Revenue and Software Revenue of $35.1 and $20.4 million, respectively -

- ARR(1) of $99 million from 3,536 Total Software Products & Services Customers(1), including $48 million from subscription-based customers(1) -

- Over $24 million of annualized cost savings year to date -

- Entered into commitment letter to raise $77.5 million in senior secured debt, of which $37.5 million will be used to repurchase existing convertible debt at 75% of par and $40.0 million in cash for operations -

DENVER, CO – November 8, 2023 – Veritone, Inc. (Nasdaq: VERI), a leader in designing human-centered AI solutions, today reported results for the second quarter ended September 30, 2023.

“Veritone’s third quarter results highlight progress against our strategic initiatives aimed at transforming the organization to meet evolving demand from companies seeking to leverage artificial intelligence to enhance productivity and boost revenue streams,” said Ryan Steelberg, Chief Executive Officer and President of Veritone. “Since last quarter, Veritone announced partnerships with CHESA and the U.S. Department of Justice, while extending long-standing AI partnerships with the U.S. Soccer Federation, iHeartMedia and many others. Our value proposition is resonating with partners, and Veritone’s AI solutions continue to gain traction in the target market verticals we serve. Year-to-date, Veritone has delivered over $24 million in annualized cost savings while optimizing the balance sheet as the company prepares to embark on its next phase of disruptive growth. Veritone is on a clear path to profitability, and we remain focused delivering long-term shareholder value in the years to come.”

Third Quarter 2023 Financial Highlights

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GAAP revenue of $35.1 million, a decrease of 6% and 22%, respectively, compared to GAAP and Pro forma revenues, respectively, for Q3 2022 driven primarily by declines in Managed Services and Software Products.
•
Software revenues of $20.4 million, a decrease of $8.2 million or 29% compared to Pro Forma Software Products & Services revenue for Q3 2022 driven largely from reduced spend from Amazon in Q3 2023.
•
Managed Services revenue of $14.8 million, as compared to $16.4 million in Q3 2022.
•
Total Software Products & Services Customers(1) of 3,536, down 7% compared to pro forma Q3 2022 largely driven by planned migration of legacy CareerBuilder customers off Broadbean software platform.
•
Total New Bookings(1) of $15.5 million, up 85% from Q2 2023, and down 35% compared to Q3 2022 driven by reduced HR consumption from a major customer.
•
Annual Recurring Revenue (ARR)(1)of $98.6 million, down 24% compared to ARR for Q3 2022, largely driven by drop in consumption-based ARR from major customer over the trailing twelve months from Q3 2023 as compared to Q3 2022.
•
Loss from Operations of $23.1 million, as compared to a loss of $3.6 million in Q3 2022 driven by a one-time non-cash benefit of $14.3 million in Q3 2022 coupled with a decline in non-GAAP gross profit.
•
Non-GAAP gross profit of $27.9 million, a decrease of $2.2 million compared to Q3 2022 driven by the reduction in higher margin consumption-based revenue offset by the addition of Broadbean.
•
Net Loss of $20.9 million, as compared to $4.9 million in Q3 2022.
•
Non-GAAP Net Loss of $7.9 million, as compared to $5.7 million in Q3 2022.
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Cash and cash equivalents(2) of $72.1 million on September 30, 2023, as compared to $62.7 million at June 30, 2023.

(1) Calculated on a Pro Forma basis; for additional information on these calculations, see “Note Regarding Pro Forma Information” and the definitions provided for each metric cited.

(2) Including approximately $60 million of cash received from Managed Services clients for future payments to vendors.

Note Regarding Pro Forma Information

"Pro Forma” information provided in this press release represents the historical information of Veritone combined with the historical information of Broadbean (as defined below) for the applicable period on a pro forma basis as if Veritone had acquired Broadbean on January 1, 2022. Veritone completed its acquisition of (i) all of the issued and outstanding share capital of (a) Broadbean Technology Pty Ltd ACN 116 011 959 / ABN 79 116 011 959, a limited company incorporated under the laws of Australia, (b) Broadbean Technology Limited, a limited company incorporated under the laws of England and Wales, (c) Broadbean, Inc., a Delaware corporation and (d) CareerBuilder France S.A.R.L., a limited liability company organized (société à responsabilité limitée) under the laws of France, and (ii) certain assets and liabilities related thereto (the foregoing clauses (i) and (ii) together, “Broadbean”) on June 13, 2023.

	Three Months Ended September 30,			Nine Months Ended September 30,
Unaudited			Percent			Percent
(in $000s)	2023	2022	Change	2023	2022	Change
Revenue	$35,133	$37,196	(6)%	$93,363	$105,838	(12)%
Loss from operations	$(23,062)	$(3,611)	539%	$(74,831)	$(28,044)	167%
Net income (loss)	$(20,910)	$(4,886)	328%	$(67,169)	$(30,268)	122%
Non-GAAP gross profit(1)	$27,946	$30,099	(7)%	$71,602	$85,113	(16)%
Non-GAAP net income (loss)(1)	$(7,942)	$(5,716)	39%	$(30,523)	$(18,070)	69%

	Three Months Ended September 30,			Nine Months Ended September 30,
Software Products & Services			Percent			Percent
(in $000s, except customers)	2023	2022	Change	2023	2022	Change
Pro Forma Software Revenue	$20,361	$28,603	(29)%	$63,644	$81,572	(22)%
Total Software Products & Services Customers	3,536	3,787	(7)%
Annual Recurring Revenue	$98,559	$129,016	(24)%
Total New Bookings	$15,501	$23,793	(35)%
Gross Retention	>90%	>90%

(1) “Pro Forma Software Revenue” is a non-GAAP measure that represents Software Products & Services revenue on a Pro Forma basis.

(2) “Total Software Products & Services Customers” includes Pro Forma Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services inclusive of Broadbean.

(3) “Annual Recurring Revenue” is calculated as Annual Recurring Revenue (SaaS), which is an annualized calculation of the monthly recurring revenue in the last month of the calculated quarter for all active Software Products & Services customers, combined with Annual Recurring Revenue (Consumption), which is the trailing twelve month calculation of all non-recurring and/or consumption-based revenue for all active Software Products & Services customers. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Pro Forma Annual Recurring Revenue is not comparable to Average Annual Revenue. Annual Recurring Revenue is on a Pro Forma basis, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue” and we believe Annual Recurring Revenue is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to non-recurring and/or consumption-based revenues.

(4) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services), in each case on a Pro Forma basis.

(5) “Gross Revenue Retention” represents our dollar-based gross retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products &

Services as of the year prior that is not lost to customer churn. All numbers used to determine Gross Revenue Retention are calculated on a Pro Forma basis.

Recent Business Highlights

Veritone entered into a commitment letter with certain funds managed by Highbridge Capital Management, LLC and with certain other lenders on November 7, 2023 to provide a senior secured term loan facility in an aggregate principal amount of $77.5 million (the “Term Loan”). Veritone expects to use the proceeds of the Term Loan to repurchase an aggregate $50.0 million principal amount of its existing 1.75% convertible senior notes due 2026 held by the lenders at a purchase price of $37.5 million plus accrued and unpaid interest and for general corporate purposes.

The Term Loan will have a term of four years, accrue interest at a rate of Term SOFR plus 8.50%, with a 3.00% floor for Term SOFR, payable quarterly, and will require quarterly amortization payments of 2.5% of the principal amount, commencing in June 2024. Veritone may, subject to certain conditions and limitations, elect to make any amortization payment in shares of its common stock. Veritone may prepay the term loan, subject to payment of a premium, at any time and is required to prepay the term loan on certain customary events. Veritone may also, subject to certain conditions and limitations, elect to prepay portions of the Term Loan in shares of its common stock.

Veritone has agreed to issue warrants to the lenders to purchase up to 3,008,540 shares of Common Stock, with 20% of the warrants to be issued for entry into the commitment letter and the remaining 80% conditioned on the closing of the Term Loan. We expect the Term Loan to close in the fourth quarter and replace our Senior Secured ABL Facility.

In other recent developments:

•
The company was selected by the U.S. Department of Justice (DOJ) for a $15 million five-year Blanket Purchase Agreement, allowing all DOJ agencies to easily purchase Veritone software and services.
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The Legislative Branch of the U.S. Government will use the company’s cutting-edge solutions to streamline its digital media management efforts through a channel partnership with CHESA, a prominent provider of media workflow solutions.
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Signed and renewed software contracts with CAA, United States Tennis Association, A&E Networks, HBO, Augusta National, and NBC Universal.
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Announced a comprehensive multi-year partnership extension with U.S. Soccer, the governing body of soccer in the United States including the U.S. Women’s and Men’s National Teams, Youth National Teams and Extended National Teams, to continue to serve as the archive of record and a licensing partner for all U.S. Soccer owned content, including all National Teams.
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Announced that Table Rock Management LLC, its subsidiary, entered into an exclusive advertising direct sales monetization agreement with SpokenLayer, a full-service creative studio specializing in custom, short-form digital audio content for the media and entertainment industries.

Financial Results for Three Months Ended September 30, 2023

Delivered third quarter revenue of $35.1 million, a decrease of $2.1 million or 6% from $37.2 million in the third quarter of 2022. Software Products & Services revenue of $20.4 million, declined $0.5 million or 2% year over year driven by reduction in consumption-based revenue from a major customer offset by the addition of Broadbean, which was acquired in June 2023. Managed Services revenue decreased by $1.6 million, or 10%, to $14.8 million, driven by lower advertising revenue and spend.

Loss from operations was $23.1 million as compared to a loss of $3.6 million in Q3 2022 driven in part by a non-cash benefit of $14.3 million in Q3 2022 associated with a revaluation of certain contingent consideration, coupled with the decline in non-GAAP gross profit. Non-GAAP gross profit of $27.9 million in Q3 2023 declined by $2.2 million year over year due to a reduction in higher margin consumption-based revenue. Non-GAAP gross margin of 79.5% was relatively flat compared to the third quarter of 2022.

GAAP net loss was $20.9 million, compared to $4.9 million in the third quarter of 2022, driven in part by increased general and administrative expenses. Non-GAAP net loss was $7.9 million compared to $5.7 million in the third quarter of 2022, largely driven by the decline in revenue and corresponding non-GAAP gross margins.

During Q3 2023, Total Software Product & Services Customers of 3,536, on a Pro Forma basis, was down slightly year over year, given the run-off of legacy CareerBuilder customers transitioning off Broadbean’s platform over the last 18 months. Total New Bookings on a Pro Forma basis decreased by 35% to $15.5 million versus the comparable period a year ago largely driven by a reduction in spend from Amazon. Annual Recurring Revenue on a Pro Forma basis decreased 24% year over year to $98.6 million driven in large part by the decline in consumption revenue from Amazon over the trailing twelve months ended Q3 2023 as compared to Q3 2022. Excluding Amazon, Pro Forma Software revenue growth was 4% year over year.

As of September 30, 2023, the Company had cash and cash equivalents of $72.1 million, including approximately $58.0 million of cash received from Managed Services clients for future payments to vendors.

Business Outlook

Fourth Quarter 2023

•
Revenue is expected to be in the range of $33.0 million to $34.5 million, as compared to $43.9 million in the fourth quarter of 2022.
•
Non-GAAP net loss is expected to be in the range of $5.5 million to $6.5 million, compared to non-GAAP net loss of $2.2 million in the fourth quarter of 2022.

Full Year 2023

•
Revenue is expected to be in the range of $126.4 million to $128.0 million, as compared to $149.7 million for fiscal 2022.
•
Non-GAAP net loss is expected to be in the range of $36.0 million to $37.0 million, compared to non-GAAP net loss of $15.9 million for fiscal 2022.

These updated financial guidance ranges supersede any previously disclosed financial guidance and investors should not rely on any previously disclosed financial guidance.

Conference Call

Veritone will hold a conference call using its synthetic voice technology, Veritone Voice, to deliver management’s prepared remarks on Wednesday, November 8, 2023, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its third quarter 2023 results, provide an update on the business and conduct a question-and-answer session. To participate, please join the audio webcast or dial-in and ask to be connected to the Veritone earnings conference call. To avoid a delay, if dialing in, please pre-register or join the live audio webcast.

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Pre-Registration*

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Live Audio Webcast
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Domestic Call Number: (844) 750-4897
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International Call Number: (412) 317-5293

A replay of the conference call can be accessed one hour after the end of the conference call through November 15, 2023. The full webcast replay will be available through November 8, 2024. To access the earnings webcast replay please visit the Veritone Investor Relations website.

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Domestic Replay Number: (877) 344-7529
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International Replay Number: (412) 317-0088
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Replay Access Code: 7979787

* Please note that pre-registered participants will receive their dial-in number and unique PIN upon registration.

About the Presentation of Supplemental Non-GAAP Financial Information and Key Performance Indicators

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Pro Forma Software Revenue, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The Company also provides certain key performance indicators (KPIs), including Total Software Products & Services Customers, Annual Recurring Revenue, Annual Recurring Revenue (SaaS), Annual Recurring Revenue (Consumption), Total New Bookings and Gross Revenue Retention. The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Pro Forma Software Revenue represents Software Products & Services revenue on a Pro Forma basis. Non-GAAP gross profit is defined as revenue less cost of revenue. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP net income (loss) and Non-GAAP net income (loss) per share is the Company’s net income (loss) and net income (loss) per share, respectively, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, a reserve for state sales taxes, charges related to a facility sublease, gain on sale of asset, warrant expense, acquisition and diligence costs, and severance and executive search costs. The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items between the Company’s Core Operations and Corporate, are detailed in the reconciliations included following the financial statements attached to this news release. In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures and KPIs because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. The non-GAAP financial measures should not be considered as an alternative to revenue, net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. The non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

Software Products & Services consists of revenues generated from commercial enterprise and government and regulated industries customers using our aiWARE platform and HR Solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from commercial enterprise customers using our content licensing services and advertising agency and related services.

About Veritone

Veritone (NASDAQ: VERI) designs human-centered AI solutions. Serving customers in the talent acquisition, media, entertainment and public sector industries, Veritone's software and services empower individuals at the world’s largest and most recognizable brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models, transforming data sources into actionable intelligence. By blending human expertise with AI technology, Veritone advances human potential to help organizations solve problems and achieve more than ever before, enhancing lives everywhere.

To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation, statements regarding the Company’s strategic position to capitalize in the most attractive market verticals and drive long-term shareholder value, statements regarding the Commitment Letter with Highbridge and the expected closing of the Term Loan, and the Company’s expected total revenue and Non-GAAP net loss for Q3 2023 and for full year 2023. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our requirements for additional capital to support our business growth and the availability of such capital on acceptable terms, if at all; our reliance upon a limited number of key customers for a significant portion of our revenue, including declines in key customers’ usage of our products and other offerings, our ability to realize the intended benefits of our acquisitions and divestitures, including our ability to successfully integrate our recent acquisition of Broadbean; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and our further expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; actions by our competitors, partners and others that may block us from using the technology in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate their technologies into our platform; interruptions, performance problems or security issues with our technology and infrastructure, or that of our third party service providers; the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including the COVID-19 pandemic, the Russia-Ukraine conflict and related sanctions, the war in Israel, financial instability, inflation rates and the responses by central banking authorities to control inflation, monetary supply shifts and the threat of recession in the United States and around the world on our business operations and those of our existing and potential customers; the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s most recently-filed Annual Report on Form 10-K, and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Mike Zemetra

Chief Financial Officer

Veritone, Inc.

investors@veritone.com

IR Agency Contact:

Stefan Norbom

Prosek Partners

203-644-5475

snorbom@prosek.com

Source: Veritone, Inc.

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	September 30, 2023	December 31, 2022
ASSETS

Cash and cash equivalents	$72,070	$184,423
Accounts receivable, net	49,691	56,001
Expenditures billable to clients	24,447	22,339
Prepaid expenses and other current assets	15,179	15,242
Total current assets	161,387	278,005
Property, equipment and improvements, net	11,595	5,291
Intangible assets, net	91,081	79,664
Goodwill	78,388	46,498
Long-term restricted cash	869	859
Other assets	17,787	14,435
Total assets	$361,107	$424,752

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$40,512	$36,738
Accrued media payments	84,346	102,064
Client advances	14,867	16,442
Deferred revenue	11,821	2,600
Contingent consideration, current	500	8,067
Other accrued liabilities	34,692	27,412
Total current liabilities	186,738	193,323
Convertible senior notes, non-current	138,416	137,767
Contingent consideration, non-current	317	—
Other non-current liabilities	15,744	13,811
Total liabilities	341,215	344,901
Total stockholders' equity	19,892	79,851
Total liabilities and stockholders' equity	$361,107	$424,752

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$35,133	$37,196	$93,363	$105,838
Operating expenses:
Cost of revenue	7,187	7,097	21,761	20,725
Sales and marketing	12,892	13,920	38,706	37,565
Research and development	10,410	11,784	32,456	32,735
General and administrative	21,082	2,502	57,504	27,127
Amortization	6,624	5,504	17,767	15,730
Total operating expenses	58,195	40,807	168,194	133,882
Loss from operations	(23,062)	(3,611)	(74,831)	(28,044)
Other income (expense), net	1,670	(1,249)	5,535	(3,666)
Loss before provision for income taxes	(21,392)	(4,860)	(69,296)	(31,710)
(Benefit from) provision for income taxes	(482)	26	(2,127)	(1,442)
Net loss	$(20,910)	$(4,886)	$(67,169)	$(30,268)
Net loss per share:
Basic and diluted	$(0.57)	$(0.13)	$(1.82)	$(0.84)
Weighted average shares outstanding:
Basic and diluted	36,991,650	36,202,496	36,810,878	35,924,413
Comprehensive loss:
Net loss	$(20,910)	$(4,886)	$(67,169)	$(30,268)
Foreign currency translation (loss) gain, net of income taxes	(693)	66	(2,456)	642
Total comprehensive loss	$(21,603)	$(4,820)	$(69,625)	$(29,626)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(67,169)	$(30,268)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	20,154	16,494
Provision for credit losses	168	(113)
Stock-based compensation expense	8,646	14,734
Gain on sale of energy group	(2,572)	—
Change in fair value of contingent consideration	1,468	(23,076)
Change in deferred taxes	(2,858)	(2,078)
Amortization of debt issuance costs	649	902
Amortization of right-of-use assets	1,127	632
Imputed non-cash interest income	(108)	176
Changes in assets and liabilities:
Accounts receivable	14,052	370
Expenditures billable to clients	(2,108)	3,395
Prepaid expenses and other assets	1,224	(4,290)
Other assets	(5,426)	(4,568)
Accounts payable	2,405	(15,298)
Deferred revenue	(913)	895
Accrued media payments	(17,718)	20,136
Client advances	(1,567)	2,240
Other accrued liabilities	5,209	(3,177)
Other liabilities	(2,774)	(1,736)
Net cash used in operating activities	(48,111)	(24,630)

Cash flows from investing activities:
Minority investment	—	(2,750)
Proceeds from divestiture	504	—
Capital expenditures	(4,054)	(3,777)
Acquisitions, net of cash acquired	(50,195)	(4,589)
Net cash used in investing activities	(53,745)	(11,116)

Cash flows from financing activities:
Payment of contingent considerations	(7,772)	(14,376)
Taxes paid related to net share settlement of equity awards	(1,088)	(9,726)
Proceeds from issuances of stock under employee stock plans, net	1,063	1,199
Settlement of deferred consideration for acquisitions	(2,690)	—
Net cash used in financing activities	(10,487)	(22,903)

Net decrease in cash and cash equivalents and restricted cash	(112,343)	(58,649)
Cash and cash equivalents and restricted cash, beginning of period	185,282	255,577
Cash and cash equivalents and restricted cash, end of period	$72,939	$196,928

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$18,885	$1,476	$20,361	$44,109	$4,472	$48,581

Managed Services
Advertising	9,993	—	9,993	28,945	—	28,945
Licensing	4,779	—	4,779	15,837	—	15,837
Total Managed Services	14,772	—	14,772	44,782	—	44,782

Total Revenue	$33,657	$1,476	$35,133	$88,891	$4,472	$93,363

	Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
		Government &			Government &
	Commercial	Regulated		Commercial	Regulated
	Enterprise	Industries	Total	Enterprise	Industries	Total
Total Software Products & Services	$19,800	$1,012	$20,812	$54,694	$2,664	$57,358

Managed Services
Advertising	11,017	—	11,017	32,620	—	32,620
Licensing	5,367	—	5,367	15,860	—	15,860
Total Managed Services	16,384	—	16,384	48,480	—	48,480

Total Revenue	$36,184	$1,012	$37,196	$103,174	$2,664	$105,838

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended September 30,
	2023			2022
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Core Operations(1)	Core Operations(1)
Net income (loss)	$(7,058)	$(13,852)	$(20,910)	$(7,921)	$3,035	$(4,886)
Benefit from income taxes	(2,668)	2,186	(482)	20	6	26
Depreciation and amortization	8,105	(248)	7,857	5,650	174	5,824
Stock-based compensation expense	1,446	586	2,032	2,944	2,158	5,102
Change in fair value of contingent consideration	—	816	816	—	(14,291)	(14,291)
Interest expense, net	—	218	218	—	1,305	1,305
Foreign currency impact	(1,808)	(24)	(1,832)	—	—	—
Acquisition and due diligence costs	—	3,177	3,177	—	839	839
Variable consultant performance bonus expense	397	—	397	—	—	—
Severance and executive transition costs	770	15	785	337	28	365
Non-GAAP Net Loss	$(816)	$(7,126)	$(7,942)	$1,030	$(6,746)	$(5,716)

	Nine Months Ended September 30,
	2023			2022
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(34,833)	$(32,336)	$(67,169)	$(22,172)	$(8,096)	$(30,268)
Benefit from income taxes	(3,914)	1,787	(2,127)	(826)	(616)	(1,442)
Depreciation and amortization	19,677	476	20,153	16,054	440	16,494
Stock-based compensation expense	5,710	2,936	8,646	7,612	6,967	14,579
Change in fair value of contingent consideration	—	1,467	1,467	—	(23,076)	(23,076)
Interest expense, net	9	1,734	1,743	—	3,670	3,670
Foreign currency impact	(4,585)	(67)	(4,652)	—	—	—
Acquisition and due diligence costs	—	8,253	8,253	—	1,608	1,608
Gain on sale of energy group	—	(2,572)	(2,572)	—	—	—
Contribution of business held for sale (3)	1,789	—	1,789	—	—	—
Variable consultant performance bonus expense	1,028	—	1,028	—	—	—
Severance and executive transition costs	2,271	647	2,918	337	28	365
Non-GAAP Net Loss	$(12,848)	$(17,675)	$(30,523)	$1,005	$(19,075)	$(18,070)

(1) Core Operations consists of our aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

(3) Contribution of business held for sale relates to the net loss for the periods presented for our energy group that we divested during Q2 2023. We have not recast Non-GAAP Net Loss for periods ended prior to March 31, 2023 because the change in business strategy to divest the business occurred in Q1 2023 and the prior period contributions were costs to operate the continuing business when incurred in the prior periods. The historical amounts would not have a major effect on prior period results.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET INCOME (LOSS) RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ending	Year Ending
	December 31, 2023	December 31, 2023
Net loss	($16.0) to ($15.0)	($83.1) to ($82.1)
Provision for income taxes	($0.8)	($2.9)
Interest expense, net	$0.2	$1.9
Depreciation and amortization	$7.9	$28.1
Stock-based compensation expense	$2.0	$10.6
Variable consultant performance bonus expense	$0.2	$1.2
Acquisition and due diligence costs	$0.0	$8.3
Change in fair value of contingent consideration	$0.0	$1.5
Foreign currency impact	$0.0	($4.7)
Gain on sale of energy group	$0.0	($2.6)
Severance and executive search	$0.0	$2.9
Contribution of business held for sale	$0.0	$1.8
Non-GAAP net income (loss)	($6.5) to ($5.5)	($37.0) to ($36.0)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$35,133	$37,196	$93,363	$105,838
Cost of revenue	7,187	7,097	21,761	20,725
Non-GAAP gross profit	27,946	30,099	71,602	85,113

GAAP cost of revenue	7,187	7,097	21,761	20,725
Stock-based compensation expense	5	(46)	(32)	(90)
Non-GAAP cost of revenue	7,192	7,051	21,729	20,635

GAAP sales and marketing expenses	12,892	13,920	38,706	37,565
Stock-based compensation expense	(208)	(538)	(913)	(1,728)
Contribution of business held for sale	—	—	(484)	—
Severance and executive transition costs	(207)	(86)	(710)	(86)
Non-GAAP sales and marketing expenses	12,477	13,296	36,599	35,751

GAAP research and development expenses	10,410	11,784	32,456	32,735
Stock-based compensation expense	(953)	(1,532)	(3,622)	(3,783)
Contribution of business held for sale	—	—	(1,117)	—
Severance and executive transition costs	(188)	(198)	(868)	(198)
Non-GAAP research and development expenses	9,269	10,054	26,849	28,754

GAAP general and administrative expenses	21,082	2,502	57,504	27,127
Depreciation	(1,233)	(320)	(2,386)	(764)
Stock-based compensation expense	(876)	(2,986)	(4,079)	(8,978)
Change in fair value of contingent consideration	(816)	14,291	(1,467)	23,076
Variable consultant performance bonus expense	(397)	—	(1,028)	—
Contribution of business held for sale	-	—	(188)	—
Acquisition and due diligence costs	(3,177)	(839)	(8,253)	(1,608)
Severance and executive transition costs	(390)	(81)	(1,340)	(81)
Non-GAAP general and administrative expenses	14,193	12,567	38,763	38,772

GAAP amortization	(6,624)	(5,504)	(17,767)	(15,730)

GAAP loss from operations	(23,062)	(3,611)	(74,831)	(28,044)
Total non-GAAP adjustments (1)	15,064	(2,161)	44,254	9,970
Non-GAAP loss from operations	(7,998)	(5,772)	(30,577)	(18,074)

GAAP other income (expense), net	1,670	(1,249)	5,535	(3,666)
Gain on sale of energy group	—	—	(2,572)	—
Foreign currency impact	(1,832)	—	(4,652)	—
Interest expense, net	218	1,305	1,743	3,670
Non-GAAP other expense, net	56	56	54	4

GAAP loss before income taxes	(21,392)	(4,860)	(69,296)	(31,710)
Total non-GAAP adjustments (1)	13,450	(856)	38,773	13,640
Non-GAAP loss before income taxes	(7,942)	(5,716)	(30,523)	(18,070)

Benefit from income taxes	(482)	26	(2,127)	(1,442)

GAAP net loss	(20,910)	(4,886)	(67,169)	(30,268)
Total non-GAAP adjustments (1)	12,968	(830)	36,646	12,198
Non-GAAP net loss	$(7,942)	$(5,716)	$(30,523)	$(18,070)

Shares used in computing non-GAAP basic and diluted net loss per share	36,992	36,202	36,811	35,924
Non-GAAP basic and diluted net loss per share	$(0.21)	$(0.16)	$(0.83)	$(0.50)

(1) Adjustments are comprised of the adjustments to GAAP cost of revenue, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

VERITONE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

We are providing the following unaudited supplemental financial information as a lookback of the trailing twelve months and the comparative quarter for the prior year to help investors better understand our recent historical and year-over-year performance. The Software Products & Services supplemental financial information is presented on a Pro Forma basis, as further described below.

Software Products & Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,
	2022 (1)	2022 (1)	2022 (1)	2022 (1)	2023 (1)	2023 (1)	2023
Pro Forma Software Revenue (in 000's) (2)	$26,319	$26,650	$28,603	$35,612	$22,423	$20,860	$20,361
Total Software Products & Services Customers (3)	3,673	3,718	3,787	3,824	3,773	3,705	3,536
Annual Recurring Revenue (SaaS) (in 000's) (4)	$48,392	$44,465	$43,925	$46,248	$45,453	$47,720	$47,756
Annual Recurring Revenue (Consumption) (in 000's) (5)	$87,445	$85,901	$85,091	$71,754	$67,242	$60,229	$50,803
Total New Bookings (in 000's) (6)	$16,643	$22,009	$23,793	$26,342	$22,794	$8,388	$15,501
Gross Revenue Retention (7)	>90%	>90%	>90%	>90%	>90%	>90%	>90%

(1) All of the supplemental financial information for this period is presented on a Pro Forma basis inclusive of Broadbean.

(2) “Software Revenue - Pro Forma” is a non-GAAP measure that represents Software Products & Services revenue on a Pro Forma basis.

(3) “Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve-month basis. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve-month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services customers inclusive of Broadbean.

(4) “Annual Recurring Revenue (SaaS)” represents an annualized calculation of monthly recurring revenue during the last month of the applicable quarter for all Total Software Products & Services customers, in each case on a Pro Forma basis. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue is not comparable to Average Annual Revenue (SaaS). Annual Recurring Revenue (SaaS) includes only subscription-based SaaS revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (SaaS)” and we believe Annual Recurring Revenue (SaaS) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(5) “Annual Recurring Revenue (Consumption)” represents the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers, in each case, on a Pro Forma basis. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue (Consumption) is not comparable to Average Annual Revenue. Annual Recurring Revenue (Consumption) includes only non-recurring and/or consumption-based revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (Consumption)” and we believe Annual Recurring Revenue (Consumption) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(6) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services), in each case on a Pro Forma basis.

(7) “Gross Revenue Retention” represents calculate our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn. All numbers used to determine Gross Revenue Retention are calculated on a Pro Forma basis.

Managed Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,
	2022	2022	2022	2022	2023	2023	2023
Avg billings per active Managed Services client (in 000's) (1)	$684	$736	$747	$823	$771	$576	$630
Revenue during quarter (in 000's) (2)	$10,735	$9,625	$10,035	$11,074	$9,337	$6,876	$9,117

(1) Avg billings per active Managed Services customer for each quarter reflects the average quarterly billings per active Managed Services customer over the twelve-month period through the end of such quarter for Managed Services clients that are active during such quarter.

(2) Managed Services revenue and metrics exclude content licensing and media services.

VERITONE, INC.

RECONCILIATION OF NON-GAAP GROSS PROFIT TO LOSS FROM OPERATIONS

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2022	2021
Loss from operations	$(23,062)	$(3,611)	$(74,831)	$(28,044)
Sales and marketing	12,892	13,920	38,706	37,565
Research and development	10,410	11,784	32,456	32,735
General and administrative	21,082	2,502	57,504	27,127
Amortization	6,624	5,504	17,767	15,730
Non-GAAP gross profit	$27,946	$30,099	$71,602	$85,113